CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our report for Wells Fargo Managed Account CoreBuilder Shares—Series G and Wells Fargo Managed Account CoreBuilder Shares—Series M, two of the funds comprising the Wells Fargo Funds Trust, dated February 24, 2012, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

April 25, 2012